ARISTOTLE CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

January 19, 2021

This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Company Act"). In conformity with these rules, this Code is adopted by Aristotle Capital Management, LLC ("Aristotle Capital" or the "Adviser"), in its role as investment adviser to separately managed accounts, as a discretionary investment adviser to a private pooled investment vehicles ("Private Fund"), as a discretionary adviser or sub-adviser to registered investment companies ("Mutual Funds"), and as sub- adviser to Collective Investment Trusts (CITs).

1.Standards of Business Conduct

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including individual accounts as well as the Private Fund and Mutual Funds (collectively, "Clients") and their investors, is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries to our Clients. As such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount to and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client's account) and act always inthe best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Aristotle Capital must not:

•employ any device, scheme or artifice to defraud a Client;

•make to a Client or any investor or prospective investor in any of the Mutual Funds or Private Fund managed by Aristotle Capital any untrue statement of a material fact or omit to state to a Client or any investor or prospective investor in any of the Mutual Funds or Private Fund managed by

Aristotle Capital a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client or any investor or prospective investor in any of the Mutual Funds or Private Fund managed by Aristotle Capital;

•engage in any manipulative practice with respect to a Client or any investor or prospective investor in any of the Mutual Funds or Private Fund managed by Aristotle Capital;

•use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

•conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in the applicable Compliance Manual and the CFA Institute Code of Ethics and Standards of Professional Conduct.1 However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable Compliance Manual.

Should you have any doubt as to whether this Code applies to you, you should contact the Chief Compliance Officer (CCO).

2.Definitions

As used in the Code, the following terms have the following meanings:

A.Access Persons include: (1) officers of the Adviser; (2) any Supervised Person of the Adviser who

(a)has access to nonpublic information regarding any Client's purchase or sale of securities, or portfolio holdings of any Client; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; and (3) any other person who the CCO determines to be an Access Person. For purposes of this Code, Aristotle Capital has determined that all full-time employees are Access Persons. The firm's Access Person list is available upon request.

B.Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

C.Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). However, any transactions or holdings reports required by Section 4.C of this Code may

1Applicable compliance manuals include, among others, the Adviser's policies and procedures adopted pursuant to Advisers Act Rule 206(4)-7. Access Persons and Supervised Persons are required to comply with relevant compliance procedures, whether or not listed.

contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

D.Chief Compliance Officer or CCO means the Adviser's Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO's designee, as applicable.

E.Federal Securities Laws means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act; (5) title V of the Gramm-Leach-Bliley Act; (6) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and

(9)any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

F.Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

G.Limited Offering means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. Limited Offerings of securities issued by Aristotle Capital or any Private Fund are included in the term Limited Offering.

H.Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

I.Reportable Fund means: (1) any registered investment company advised or sub-advised by Aristotle Capital; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Aristotle Capital entity.

J.Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States;

(2)bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term "Covered Security",2 is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

K.Security Held or to be Acquired means any Reportable Security which, within a (1) day,

(i)is or has been held by a Client, or (ii) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell any security convertible into or exchangeable for a Reportable Security.

2Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.

L.Supervised Person of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

M.StarCompliance is the electronic system which receives and processes reportable personal transactions and certifications under this Code.

3.Compliance with Governing Laws, Regulations and Procedures

A.All Access Persons shall comply with all applicable federal and state laws and rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

B.Each Access Person, at the time of hire, will receive information on how to access the Code and the related procedures therein. Further, each Access Person must complete and submit a statement on an annual basis that he or she has reviewed the Code. Each Access Person shall have and maintain knowledge of and shall comply with the provisions of this Code and any procedures that are subsequently amended or adopted hereunder.

C.All Access Persons shall comply with all the laws and regulations concerning insider trading and with the Adviser's prohibition against insider trading as specified below under Substantive Restrictions.

D.All Access Persons shall comply with limitations on political activity as specified under the substantive restrictions below, and shall notify the CCO in advance of any intended political contributions.

E.Any Access Person having supervisory responsibility shall exercise reasonable supervision over other Access Persons subject to his or her control, with the purpose of preventing any violation by such persons of applicable statutes and regulations, or the provisions of this Code adoptedhereunder.

F.Any Access Person encountering evidence that appears to be a violation of applicable statutes or regulations or provisions of this Code shall report such evidence to the CCO or such other person as appointed in procedures adopted hereunder. Any such action by the Access Person responsible for the reporting shall remain confidential, unless the Access Person waives confidentiality or federal or state law or authorities compel disclosure. The failure to report such evidence may result in disciplinary proceedings or further action as deemed appropriate by the Adviser.

4.Substantive Restrictions

A.Blackout Period. No Access Person shall buy or sell a Reportable Security on the same day as any trades in the Reportable Security are made for Client accounts unless the Client transaction is a result of:

•bringing a new Client's account of Reportable Securities in line with the existing accounts in the strategy;

•an immaterial cash flow in a Client's account; or

•an account liquidation related to an account termination request.

A relaxation of, or exemption from, these procedures may only be granted by the CCO after the personal trading request and authorization form has been reviewed. The price paid or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

B.IPO and Limited Offering Restrictions. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior CCO approval using the form attached as Exhibit A. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Aristotle Capital. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire such securities must disclose their interests if considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer.

C.Other Trading Restrictions. Access Persons may not: (1) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (2) engage in frequent trading in securities (e.g., day trading).

D.Short Swing Profits. Access Persons may not profit from the purchase and sale or sale and purchase of a security within a 15 calendar day period, unless the transaction was authorized by theCCO.

E.Gift Policy. Access Persons must not give or accept gifts from any entity doing business with or on behalf of the Adviser, Private Fund or Mutual Funds in contravention of the Gift Policy outlined below. Gifts of anextraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice.

Access Persons must report gifts and/or entertainment given or received in excess of $25 to the CCO or designee by completing the Gift Reporting Form through StarCompliance, attached as Exhibit H.

Access Persons must obtain approval from the CCO or designee to give or accept gifts and/or entertainment in excess of $250 (either one single gift, or in aggregate, within one calendar year) to any individual or entity. Access Persons must seek approval by completing the Gift Reporting Form through StarCompliance.

Limits may be lower as required by certain third parties, such as clients or business partners, among others. In such cases, the lower limit will apply. Access Persons must be aware of and shall comply with such lower limits.

A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed Gift Reporting Form.

F.Political Contributions. All Access Persons must disclose all political contributions. Political contribution by Access Persons are subject to the following limits:

(1)All contributions must be reported to the CCO. Contributions in excess of the amounts stated below must be pre-approved by the CCO.

(a)$350 in an election in which an Access Person can vote for

(b)$150 in an election in which an Access Person cannot vote

(2)Limits may be lower as required by state or local law. A registered representative of FINRA may also be subject to lower requirements. In such cases the lower requirement will apply.

(3)Exceptions to the above approval criteria may be granted only in limited circumstances at the discretion of the CCO after examination of the specific facts and circumstances.

(4)Using the firm's name or funds to support political candidates or issues, or elected or appointed government officials is prohibited.

(5)Please refer to the policies and procedures related to political contributions in the adviser's Compliance Manual. A Political Contribution Pre-clearance Request Form can be found in Exhibit G of this Code's Appendix.

G.Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Information Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or Aristotle Capital or which would impair their ability to discharge their duties with respect to Aristotle Capital and Aristotle Capital's Clients.

H.Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

I.Service as Outside Director, Trustee or Executor. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval attached here as Exhibit I. In the event such a request is approved, information barrier procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Aristotle Capital or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor's committee. In appropriate circumstances the CCO may grant exemptions from this provision.

J.Forfeitures. If there is a violation of paragraphs A, B, C or D above, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of paragraph E need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

K.Reporting Violations. Any Access Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

L.Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

M.Brokerage Accounts. Access Persons must disclose all brokerage accounts that he/she has direct or indirect beneficial ownership or discretionary authority to the CCO and instruct their brokers to provide timely duplicate account statements or electronic holdings and transaction data (through StarCompliance) to the CCO. Access Persons must submit holdings and transaction reports for Reportable Securities and Reportable Funds in which the access person has, or acquires, any direct or indirect beneficial ownership. An Access Person is presumed to be a beneficial owner of Reportable Securities and/or Reportable Funds that are held by his or her immediate family members sharing the access person's household.

A sample duplicate account statement and confirmations request letter is included as Exhibit D.

5.Pre-clearance and Reporting Procedures

A.Pre-clearance.

(1)Each Access Person shall obtain prior approval from the CCO in the form attached as Exhibit A (or through similar format, including without limitation through StarCompliance) for all personal securities transactions in Reportable Securities and Reportable Funds.

(2)Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as Exhibit A (or through similar format, including without limitation through StarCompliance) of the CCO.

B.Pre-clearance Exceptions. Pre-clearance requirements do not apply to:

(1)Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2)Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

(3)Purchases or sales of open-end funds. Access Persons are reminded that "front- running" Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, can be punishable by fines and other penalties;3

(4)Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

(5)Transactions in securities which are not Reportable Securities;

3 Purchases or sales of ETFs are still subject to the Reporting Requirements set forth in Section 4.C.,below.

(6)Purchases which are part of an Automatic Investment Plan or DRIP;

(7)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(8)Any investment grade fixed income securities transaction, or series of related transactions, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities on behalf of a Client; and

(9)Transactions in GNMA securities

Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. Aristotle Capital may, from time to time and in the sole discretion of the CCO, maintain a "Restricted List" of securities in which Access Persons may not trade.

C.Required Reports.

(1)Initial and Annual Holdings Reports. Each Access Person must submit to the CCO the Initial Holdings Report (example attached as Exhibit B or such other form designated by the CCO: (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually (attached as Exhibit C or such other form designated by the CCO, including through StarCompliance), on a date selected by the CCO, as of a date not more than 45 days prior to the date the report wassubmitted.

(2)Holdings Reports must contain the following information:

(a)the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership;

(b)the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and

(c)the date the Access Person submits the report.

(3)Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

(4)Quarterly Reports. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-

excepted Reportable Securities in the form attached as Exhibit D or such other form designated by the CCO, including through StarCompliance.

(5)Transactions reports must contain the following information:

(a)the date of the transaction, the title and, as applicable, the exchangeticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

(b)the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)the price of the security at which the transaction was effected;

(d)the name of the broker, dealer or bank with or through which the transaction was effected; and

(e)the date the Access Person submits the report.

(f)Brokerage account statements or electronic holdings and transaction data (through StarCompliance) containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

D.Exceptions to Reporting Requirements. The reporting requirements of Section 5.C. apply to all transactions in Reportable Securities other than:

(1)transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

(2)transactions effected pursuant to an Automatic Investment Plan or DRIP.

In the event the discretion over the account changes such that the Access Person has direct or indirect influence or control, the Access Person must promptly report to the CCO and begin providing quarterly account statements. An Access Person will generally be deemed to have direct or indirect influence or control over any account in which he or she:

1)Directs the purchases and/or sales of investments;

2)Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or

3)Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon suchconsultation.

Please note that granting a third-party discretionary investment authority over an account does not, by itself, exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority.

Aristotle Capital will conduct additional due diligence to determine whether an Access Person may have any direct or indirect influence or control over the investment decisions of such accounts, which may include:

1)Evaluating the relationship between the Access Person and the person managing the account;

2)Requesting completion of periodic certifications by the Access Person or third party managers regarding the Access Person's influence over the account;

3)Requesting periodic completion of holdings or transaction reports to identify transactions that would have been prohibited pursuant to this Code, absent reliance on the reporting exemption; or

4)Periodically request statements for accounts managed by third-parties where there is no identified direct or indirect influence or control over the investment decisions in an account.

If an Access Person is unsure as to whether an account is qualified for the exemption, he/she should consult with the CCO. In the event it is determined that the Access Person may have direct or indirect influence or control over investment decisions, the Access Person will be required to pre-clear trades for all Reportable Securities and Reportable Funds in the account as well as provide account statements as required with any reportableaccount.

E.Duplicate Statements and Trade Confirmations. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security and each Reportable Fund in such account and (2) copies of periodic statements with respect to the account, provided, however, that such duplicate copies need not be filed for transactions involving Non-Reportable Securities. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary. A sample duplicate account statement and confirmation request letter is attached here at Exhibit E.

F.Prohibition on Self Pre-clearance. No Access Person shall pre-clear his/her own trades, review their own reports or approve their own exemptions from this Code. When such actions are to be undertaken with respect to a personal transaction of the CCO, the President, Chief Executive Officer, Chief Investment Officer, Chief Risk Officer or other senior compliance person will perform such actions as are required of the CCO by this Code.

6.Code Notification and Access Person Certifications

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment and the CFA Institute Code of Ethics, each Access Person shall make the certification contained in Exhibit F or such other form designated by the CCO, including through StarCompliance. Annual certifications are due within 45 days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending. (A copy of the CFA Institute Code of Ethics and Standards of Professional Conduct is included in Exhibit

J.)

7.Review of Required Code Reports

A.Reports required to be submitted pursuant to the Code will be reviewed by the CCO on a periodic basis.

B.Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be "material" to the President and/or the Board, as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriateto cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner the CCO deems to beappropriate. However, sanctions more severe than a warning or censure must be approved by the President or the Board, as applicable.4

C.The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

D.Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or CCO.

8.Recordkeeping and Review

This Code, a record of all certifications of an Access Person's receipt of the Code or any amendments thereto, any written prior approval for a Reportable Securities transaction given pursuant to Section 5.A. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Adviser's records, for the periods and in the manner required by Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

9.Review of Code

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 6. Code Notifications and Access Person Certifications.

A.Disciplinary Actions. Any violation of this Code, for any reason or any degree of severity (whether or not the Access Person intended to violate the Code), may be grounds for disciplinary action, including dismissal.

The Adviser may take one or more of the following disciplinary actions including but not limited to: issuing a letter of instruction; requiring a meeting with the CCO; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Access Person's expense; requiring corrective action,

4 To the extent that the President also serves as CCO, no such report or approval will berequired.

suspension, or dismissal and the reporting of the violation to the appropriate regulatory authorities.

B.Procedural Non-compliance. Non-compliance with the procedural requirements of this Code (i.e. failure to submit holdings reports in a timely manner) will be documented. Repeated failure to disclose or repeated non-compliance (i.e. three similar failures to comply in one year) will be considered a violation and may result in disciplinary action.

C.Violations of Trading Non-compliance. Failure to comply, whether intentional or not, with the pre-clearance requirements and/or substantive prohibitions of this Code with respect to trading activity may result in disciplinary action as identified above in Section

9.A. Additionally, if a violation occurs which creates an actual conflict of interest with a Client account, the Adviser reserves the right to treat such violation as one that warrants disciplinary action.

EXHIBIT A

Sample Personal Trading Request and Authorization Form

EXHIBIT B

User Account	Aristotle Review (AristotleReview)	Requested Date Time	Tuesday, September 29, 2020 8:18 AMPST	Status Pending Completion
System Document Descriptor	Initial Compliance Packet	Submitted Date/Time		Version Status Current
Requested By	Sarahi Robles (srobles)	Due Date/Time	Friday, October 9, 2020 5:00 PMEST

Thisformmustbe completedandsubmittedwithin10 daysofbecominganAccessPerson. The due date islisted onthe certificationrequest alert andyour StarCompliance Homepage. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notifya member of the Compliance teamto disclose. Anytechnical questions should be sent to aristotle@fairviewinvest.comor starcompliance@aristotlecap.com

INITIAL COMPLIANCE CERTIFICATION

Initial Code of Ethics Receipt

The below links provide access to the Code of Ethics ("Code"). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code.

Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.

Aristotle Capital Management, LLC - Code of Ethics

I hereby acknowledge receipt of the current Code, including anyapplicable amendments. I hereby certifythat I

Recently have read/re-read the Code (including any amendments thereto);

Understand the Code; and

Recognize that I am subject to its provisions.

I also hereby certify that I have complied with and will continue to complywith the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinaryaction or dismissal and mayalso be a violation of federal and/or state securities laws.

Printed Electronic Signature

Initial Compliance Manual Receipt

The below links provide access to the Compliance Manual for each entity where you have reporting requirements. Please select each link, open the document and review the version of the respective Manual. Once completed, please attest that you have read and understand each Manual.

Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to thiscertification.

Aristotle Capital Management, LLC - Compliance Manual

I hereby acknowledge receipt of the current Compliance Manual(s), including anyapplicable amendments. I herebycertifythat I

Recently have read/re-read the Compliance Manual(s) (including any amendments thereto);

Understand the Compliance Manual(s); and

Recognize that I am subject to its provisions.

IalsoherebycertifythatIhave compliedwithandwillcontinue tocomplywiththe requirements ofthe Compliance Manual(s)andthatIhave disclosedorreported allpersonal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptlyreport to the Chief Compliance Officer or designee anyviolation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinaryaction or dismissal and may also be a violation of federal and/or state securities laws.

Printed Electronic Signature

InitialHoldings/Broker AccountsReport

Account types are defined as:

REPORTABLEACCOUNTS: Areportable account is one in which you, or an immediate familymember, effects or directs the trading of reportable securities, such as stocks, ETFs and mutual funds advised or sub-advised by Aristotle.

DISCRETIONARYACCOUNTS:Adiscretionaryaccountisoneinwhichyou,oranimmediatefamilymember,hasdelegatedcontrolover theaccounttoanoutsidemanager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate familymember exercises direct or indirect control over theaccount.Generally,anaccessperson,orhisorher immediatefamily,willbedeemedtohave directorindirectcontrolover anyaccountinwhichhe orshe:(a)directsthe purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionarymanager;or (c) consults with a trustee or third-party discretionarymanager astothe particularallocationofinvestments tobe made inthe accountandthe manager actsuponsuchconsultation.Anadditionalformmustbe completed for discretionary accounts.

NON-REPORTABLEACCOUNTS:Non-reportable accounts include:(1) accountsthat cannot holdanyother type ofsecurityexcept mutualfunds (unless theyare Aristotle advised or sub-advised mutual funds);(2) 529 savings accounts;and (3) insurance policies or annuities where neither you nor anyimmediate familymember has the abilityto exercise direct or indirect control.

Doyou,or animmediatefamilymember,havedirector indirectbeneficialownershipinanyinvestment accounts?Forpurposesofthisreport,"immediatefamilymember"shallincludeanaccess person's:(a) Spouseordomesticpartner;(b)Childrenundertheageof18;and(c) Anyrelativeresidinginthesamehouseholdastheaccess person.

Yes

No

Initial Private Investments or Limited Offerings Report

In compliance with the Firm's Compliance Manual, all Private Investments and/or Limited Offerings must be reported to the Firm. If you have Private Investments or Limited Offerings, please select 'Yes' for the following question. Additionally, byattesting to this certification with a printed electronic signature, you are certifying that you have accuratelyreported all Private Investments and/or Limited Offerings in which you or an immediate family member has a beneficial interest. In the event additional Private Investments or Limited Offerings need to be reported, please contact your Chief ComplianceOfficer.

PRIVATEINVESTMENTSAND/ORLIMITEDOFFERINGS: APrivate Investment or Limited Offering meansan offering that isexempt fromregistration under the Securities Actof 1933, such as an investment in a limited partnership or limited liability company.

Per above description, do you or an immediate family member have any beneficial interest in a Private Investment and/or Limited Offering?

Yes

No

I hereby certfiythat the Private Investments and/or Limited Offerings reported above constitute all the Private Investments and/or Limited Offerings in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm's Compliance Manual and Code of Ethics. I also confirmthat if any changes have been made to my Private Investments and/or Limited Offerings, I will disclose those changes accordingly to the Firm's compliance team.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Cybersecurity Policy Attestation

The below links provide access to the CybersecurityPolicies & Procedures (the "CybersecurityPolicies"). Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies.

Please note, once you have clicked on the below link, a new window should open where you can access the Cybersecurity Policies. Once you have reviewed the document, you can close that window and return to this certification.

 Aristotle Cybersecurity Policies and Procedures

I hereby acknowledge receipt of the current CybersecurityPolicies including anyapplicable amendments. I hereby certifythat I

Recently have read/re-read the Cybersecurity Policies including any amendments thereto;

Understand the Cybersecurity Policies;

Recognize that I am subject to its provisions as an access person and by the access and use of the Firm's computer systems and network; and

IhavecompliedwithandwillcontinuetocomplywiththerequirementsoftheCybersecurityPolicies.Moreover, Iagree topromptlyreporttomysupervisororamember Computer Incident Response Teamanyviolation or possible violation of the CybersecurityPolicies, including but not limited to the compromise of anynetwork password, any known threats to the network and anyjeopardized or actual loss of companydata, including client information. I understand that violation of the CybersecurityPolicies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Insider Trading Attestation

Theundersignedaccesspersonherebycertifiesthatthehe/she hasreceived, readandunderstandsthepoliciesandproceduressetforthinthecurrentComplianceManual regarding insider trading and the handling of material, non-public information. The undersigned understands that there are several ways he/she mayreceive material, non-public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non-public information:

Business relationships (such as analysts/brokers);

Social networks, including online;

Living arrangements (such as roommates or close neighbors);

Businessnetworks(suchastrade associations, professional associations) or

Family members.

The undersigned should immediatelyalert the CCOif he/she believes he/she has come into possession of material, non-public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information.

I hereby certify that I have complied with and will continue to complywith the Insider Trading policies and procedures set forth in the Firm's Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Outside Business Activity Report

Anyemployment or other outside activity byan employee mayresult in possible conflicts of interests for the employee or for the Firmand therefore should be reviewed and approved bythe CCOor designee. Employeesare generallynotallowedtoserve onthe board ofdirectors ofanypubliclytradedcompaniesabsent the prior authorizationofthe CCOor designee. Other outside activities, which must be reviewed and approved, include:

Being employed or compensated by any other entity;

Engaginginanyother businessincludingpart-time,evening orweekend employment;

Serving as an officer, director, partner, etc., in any other entity;

Ownershipinterest inanynon-publiclytradedcompanyor other private investments;or,

Any public speakingor writing activities.

Written approval for any of the above activities is to be obtained by an employee before undertaking anysuch activity so that a determination maybe made that the activities do not interfere with anyof the employee's responsibilities at the Firmand anyconflicts of interests in such activities maybe addressed. Anemployee seeking approval shall provide the following information to the CCO or designee:

The name and address of the outside business organization;

A description of the business of the organization;

Compensation, if any, to bereceived;

A description of the activities to be performed; and

Theamountoftimeper monththatwillbespentontheoutsideactivity. Becauseemployeeinvolvementincharitable,non-publicorganization,civicandtradeassociation activities is encouraged, such outside activities will generally be approved unless a clear conflict of interest exists. Employees must update annuallyanyrequests for approval of an outside activity.

Outside Business Activity Attestation

Do you participate, engage, and/or serve in any activities outside our firm?

Yes

No

I hereby certify that I have accurately disclosed all Outside Activities as required to be reported by the Firm's Code of Ethics. I also certify that if anychanges have been made to my Outside Business Activities, I will disclose those changes accordingly to the Firm's compliance team.

The following Printed Electronic Signature attestation will serve as certification for each entitylisted below: Aristotle Capital Management, LLC

Printed Electronic Signature

Political Contribution Report

Youare permittedtopursue legitimatepoliticalactivities andtomake politicalcontributionstotheextent permittedunder U.S.law.However,youare prohibitedfrommakingcontributionstoU.S.stateor localofficialsor candidatesforstateorlocalofficeifthosecontributionsareintendedtoinfluencetheawardorretentionofmunicipalfinancebusinessoranyotherbusiness.

As a coveredpersonof Aristotle youare generallypermittedtocontribute:

upto$350 toanofficial per election(withprimaryandgeneralelectionscountingseparately),if youare entitledtovote for theofficialat the timeofthecontribution,and;

upto$150 toanofficial per election(withprimaryandgeneralelectionscountingseparately),if youarenotentitledtovote for theofficialat thetime ofthecontribution.

Youmaynot circumventtheserulesbyhavingyour spouseor other member of yourhouseholdmake a contributiononyour behalf.Fornewemployees,pleasediscloseanypoliticalcontributionsmadewithinthe lasttwoyears ofnew hire date.

IMPORTANTINFORMATION: Donotmake the politicalcontributionunless youare advisedthat the pre-clearance has been approved.Youmaynot circumventthese rules byhavingyour spouse or other member of your householdmake a contributiononyour behalf.

Please select one of the options that accurately describes your political contributions listed above.

I havemade political contributions in the last 2 years

I havenot made anypolitical contributions within the last 2 years

Social Media Attestation

As applicable, please indicate whether or not you use Social Media on behalf of the Firm:

I do notuse Social Mediaon behalf of the Firm

Mybusiness activities on behalfofthe Firmusing Social Mediaareaccordingto thepolicies and procedures as set forthin theFirm's ComplianceManual

I hereby certify that I have complied with and will continue to complywith the Social Media policies and procedures set forth in the Firm's Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Privacy Policy Attestation

I hereby certifythat I have read and understand the PrivacyPolicyin its entirety and will complywith its requirements.

The following Printed Electronic Signature attestation will serve as certification for each entitylisted below:

Aristotle Capital Management, LLC

Printed Electronic Signature

EXHIBIT C

User Account	Requested Date Time	Status Pending Completion
System Document Descriptor Annual Compliance Packet	Submitted Date/Time	Version StatusCurrent
Requested By	Due Date/Time

This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the Outstanding Certifications List. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notifya member of the Compliance teamto disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com

ANNUAL COMPLIANCE CERTIFICATIONS

Code of Ethics Receipt

The below links provide access to the Code of Ethics ("Code"). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code.

Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.

Aristotle Capital Management, LLC - Code of Ethics

I hereby acknowledge receipt of the current Code, including anyapplicable amendments. I hereby certifythat I

Recently have read/re-read the Code (including any amendments thereto);

Understand the Code; and

Recognize that I am subject to its provisions.

I also hereby certify that I have complied with and will continue to complywith the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinaryaction or dismissal and mayalso be a violation of federal and/or state securities laws.

Printed Electronic Signature

Compliance Manual Receipt

The below links provide access to the Compliance Manual(s) for each entitywhere you have reporting requirements. Please select each link, open the document, and review the updated version of the respective Manual. Once completed, please attest that you have read and understand each Manual.

Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to thiscertification.

Aristotle Capital Management, LLC - Compliance Manual

I hereby acknowledge receipt of the current Compliance Manual(s), including anyapplicable amendments. I herebycertifythat I

Recently have read/re-read the Compliance Manual(s) (including any amendments thereto);

Understand the Compliance Manual(s); and

Recognize that I am subject to its provisions.

IalsoherebycertifythatIhave compliedwithandwillcontinue tocomplywiththe requirements ofthe Compliance Manual(s)andthatIhave disclosedorreported allpersonal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptlyreport to the Chief Compliance Officer or designee anyviolation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinaryaction or dismissal and may also be a violation of federal and/or state securities laws.

Printed Electronic Signature

Annual Holdings / Broker Accounts Report

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the reporting period, please attach the account statement to this Certification in the section below.

For purposes of this report, "immediate familymember" shall include an access person's:

Spouse or domestic partner;

Children under the age of 18; and

Any relative residing in the same household as the access person.

Bysigning this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate familymember) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable transactions and year-end holdings.

Account statements containingall required information maybe used tocomplywiththe Firm's requirements for personal securities reporting if submitted timely. Tothe extent that an account statement lacks some of the information otherwise required to be reported, a year-end holdings and annual transaction report containing the missing information maybe attached as a supplement to the statement.

Account types are defined as:

REPORTABLEACCOUNTS: Areportable account is one in which you, or an immediate familymember, effects or directs the trading of reportable securities, such as stocks, ETFs and mutual funds advised or sub-advised by Aristotle.

DISCRETIONARYACCOUNTS:Adiscretionaryaccountisoneinwhichyou,oranimmediatefamilymember,hasdelegatedcontrolover theaccounttoanoutsidemanager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate familymember exercises direct or indirect control over theaccount.Generally,anaccessperson,orhisorher immediatefamily,willbedeemedtohave directorindirectcontrolover anyaccountinwhichhe orshe:(a)directsthe purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionarymanager;or (c) consults with a trustee or third-party discretionarymanager astothe particularallocationofinvestments tobe made inthe accountandthe manager actsuponsuchconsultation.Anadditionalformmustbe completed for discretionary accounts.

NON-REPORTABLEACCOUNTS:Non-reportable accounts include:(1) accountsthat cannot holdanyother type ofsecurityexcept mutualfunds (unless theyare Aristotle advised or sub-advised mutual funds);(2) 529 savings accounts;and (3) insurance policies or annuities where neither you nor anyimmediate familymember has the abilityto exercise direct or indirect control.

Accounts

BrokerName BrokerAccountPrimaryOwner Broker AccountNumber Account Type	Account TypeDescription Broker AccountName Date Opened	Date ClosedAccount Status

Annual Holdings / Broker Accounts Attestation

Per the account type definitions, please select one of the below options that accurately describes your account(s) listed above.

The accounts are reported accurately

One or more of the accounts are reported inaccurately

Oneor more accounts aremissing

I do not haveanyaccounts

For anyDiscretionary- ExternallyManaged account(s), did you or an immediate familymember directlyor indirectlyexercise influence or control over anytransactions that occurred in these accounts during this reportingperiod?

Yes

No

I do nothaveanyDiscretionary- ExternallyManagedaccounts managed bya third party

Private Investments or Limited Offerings Attestation

This Certification also includes all of the Private Investments or Limited Offerings you have reported that are held for the direct or indirect benefit of you or an immediate family member.

PRIVATEINVESTMENTSORLIMITEDOFFERINGS: APrivate Investment or LimitedOffering meansan offering that is exempt fromregistration under the Securities Actof 1933, such as an investment in a limited partnership or limited liability company.

Private Investments

Included below is a list of Private Investments you hold at the end of this period

IssuerName IssuerLocationIssuerDescription CurrentEstimatedAmount TotalInvestmentAmount Total DistributionAmount CurrencyCode Reference Code

Please select one of the below options that accurately describes your Private Investment(s) and Limited Offerings listed above.

The Private Investments and Limited Offerings are reported accurately.

One or more of the Private Investments or Limited Offerings are reportedinaccurately.

OneormorePrivateInvestmentsorLimitedOfferingsaremissing.

I do not haveanyPrivate Investments or Limited Offerings.

In the event that you would like to provide anystatements or documentation related to your accounts, Private Investments or Limited Offerings, please do so via the below uploader.

No files selected

I hereby certfiy that the accounts listed above constitute all the accounts in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm's Compliance Manual and Code of Ethics. I also confirm that if any changes have been made to myaccounts, I will disclose those changes accordingly to the Firm's compliance team.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Outside Business Activity Report

Anyemployment or other outside activity byan employee mayresult in possible conflicts of interests for the employee or for the Firmand therefore should be reviewed and approved bythe CCOor designee. Employeesare generallynotallowedtoserve onthe board ofdirectors ofanypubliclytradedcompaniesabsent the prior authorizationofthe CCOor designee. Other outside activities, which must be reviewed and approved, include:

Being employed or compensated by any other entity;

Engaginginanyother businessincludingpart-time,evening orweekend employment;

Serving as an officer, director, partner, etc., in any other entity;

Ownershipinterest inanynon-publiclytradedcompanyor other private investments;or,

Any public speakingor writing activities.

Written approval for any of the above activities is to be obtained by an employee before undertaking anysuch activity so that a determination maybe made that the activities do not interfere with anyof the employee's responsibilities at the Firmand anyconflicts of interests in such activities maybe addressed. Anemployee seeking approval shall provide the following information to the CCO or designee:

The name and address of the outside business organization;

A description of the business of the organization;

Compensation, if any, to bereceived;

A description of the activities to be performed; and

Theamountoftimeper monththatwillbespentontheoutsideactivity. Becauseemployeeinvolvementincharitable,non-publicorganization,civicandtradeassociation activities is encouraged, such outside activities will generally be approved unless a clear conflict of interest exists. Employees must update annuallyanyrequests for approval of an outside activity.

Outside Activities

Positions Outside Of Company

Access Person Officer/Director Positions Outside Of Principal Firm

Significant Ownership

Outside Business Activity Attestation

Please select one of the below options that accurately describes your Outside Business Activities listed above.

The Outside Business Activities are reported accurately.

One or more of the Outside Business Activities are reportedinaccurately.

OneormoreOutsideBusiness Activities aremissing.

I do not participate in anyOutside Business Activities.

I hereby certify that I have accurately disclosed all Outside Activities as required to be reported by the Firm's Code of Ethics. I also certify that if anychanges have been made to my Outside Business Activities, I will disclose those changes accordingly to the Firm's compliance team.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Social Media Attestation

As applicable, please indicate whether or not you use Social Media on behalf of the Firm:

I do notuse Social Media on behalf of the Firm.

Mybusiness activities on behalfofthe Firmusing Social Mediaareaccordingto thepolicies and procedures as set forthin theFirm's ComplianceManual

I hereby certify that I have complied with and will continue to complywith the Social Media policies and procedures set forth in the Firm's Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Privacy Policy Attestation

I hereby certifythat I have read and understand the PrivacyPolicyin its entirety and will complywith its requirements.

The following Printed Electronic Signature attestation will serve as certification for each entitylisted below:

Aristotle Capital Management, LLC

Printed Electronic Signature

Insider Trading Attestation

Theundersignedaccesspersonherebycertifiesthatthehe/she hasreceived, readandunderstandsthepoliciesandproceduressetforthinthecurrentComplianceManual regarding insider trading and the handling of material, non-public information. The undersigned understands that there are several ways he/she mayreceive material, non-public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non-public information:

Business relationships (such as analysts/brokers);

Social networks, including online;

Living arrangements (such as roommates or close neighbors);

Businessnetworks(suchastrade associations, professional associations) or

Family members.

The undersigned should immediatelyalert the CCOif he/she believes he/she has come into possession of material, non-public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information.

I hereby certify that I have complied with and will continue to complywith the Insider Trading policies and procedures set forth in the Firm's Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

CyberSecurity Policy Attestation

The below links provide access to the CybersecurityPolicies & Procedures. Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies & Procedures.

Please note, once you have clicked on the below link, a new window should open where you can access the Cybersecurity Policies & Procedures. Once you have reviewed the document, you can close that window and return to this certification.

 Aristotle Cybersecurity Policies and Procedures

I hereby acknowledge receipt of the current CybersecurityPolicies & Procedures including anyapplicable amendments. I hereby certifythat I

Recentlyhave read/re-read the CybersecurityPolicies&Procedures (the "CybersecurityPolicies") includinganyamendments thereto;

Understand the Cybersecurity Policies;

Recognize that I am subject to its provisions as an access person and by the access and use of the Firm's computer systems and network; and

IhavecompliedwithandwillcontinuetocomplywiththerequirementsoftheCybersecurityPolicies.Moreover, Iagree topromptlyreporttomysupervisororamember Computer Incident Response Teamanyviolation or possible violation of the CybersecurityPolicies, including but not limited to the compromise of anynetwork password, any known threats to the network and anyjeopardized or actual loss of companydata, including client information. I understand that violation of the CybersecurityPolicies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

EXHIBIT D

User Account	Requested Date Time	Status Pending Completion
SystemDocumentDescriptor QuarterlyCodeofEthicsReport	Submitted Date/Time	Version Status Current
Requested By	Due Date/Time

This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the Outstanding Certifications List. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notifya member of the Compliance teamto disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com

QUARTERLY CODE OF ETHICS CERTIFICATION

Account Type Definitions

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification in the section below.

For purposes of this report, "immediate family member" shall include an access person's:

(a) spouse or domestic partner;

(b) children under the age of 18; and

(c) any relative residing in the same household as the accessperson.

Bysigning this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate familymember) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable quarterly transactions.

Account statements containingall required informationwill be used to complywith the Firm's requirements for personal securities reporting andshould be submittedtimely. Tothe extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information maybe submitted as a supplement to the statement.

Accounttypes are defined as:

REPORTABLEACCOUNTS: Areportable account is one in which you, or an immediate familymember, effects or directs the trading of reportable securities, such as stock, ETFs and mutual funds advised or sub-advised by Aristotle.

DISCRETIONARY ACCOUNTS: A Discretionary Account is one in which you, or an immediate family member, have delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for Discretionary Accounts when you or an immediate familymember exercises direct or indirect control over theaccount.Generally,anaccessperson,orhisorher immediatefamily,willbedeemedtohave directorindirectcontrolover anyaccountinwhichhe orshe:(a)directsthe purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionarymanager;or (c) consults with a trustee or third-party discretionarymanager astothe particularallocationofinvestments tobe made inthe accountandthe manager actsuponsuchconsultation.Anadditionalformmustbe completed for Discretionary Accounts.

NON-REPORTABLEACCOUNTS:Non-reportable accounts include: (1) accountsthat cannot holdanyother type ofsecurityexcept mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member have the ability to exercise direct or indirect control.

Accounts

BrokerName	BrokerAccountPrimaryOwner	Broker AccountNumber	Account Type	Broker AccountName	Date Opened	Date Closed	Account Status

Quarterly Account Attestation

Per the account type definitions, please select one of the below options that accurately describes your account(s) listed above.

The accounts are reported accurately

One or more of the accounts are reported inaccurately

I do nothaveanyaccounts

Did you open or close any accounts during the quarter?

Yes

No

Please provide additional details on the account(s) that were opened or closed.

Please onlyconsider answering "Yes" to the next question if you currently have a discretionary account. Adiscretionary account is one in which you, or an immediate familymember, have delegated control over the account to an outside manager, including managed accounts and trusts. If you respond "Yes" provide details in the space provided below.

Didyou or an immediate familymember directlyor indirectlyexcercise influence or control over anytransactions that occurred in your DiscretionaryAccount(s) during this quarter?

Yes

No

Please provide additional details about providing influence or control of security transactions within your Discretionary Account(s).

Private Investments

Included below is a list of Private Investments you hold at the end of this period

IssuerName Issuer Location IssuerDescription CurrentEstimatedAmount Total Investment Amount CurrencyCode Total DistributionAmount

Private Investment Attestation

As defined in the Firm's Code of Ethics, please select one of the options that accurately describes your Private Investments listed above.

The Private Investments are reported correctly

Oneor more of the PrivateInvestments are reportedincorrectlyor missing

I do not haveanyPrivateInvestments

Political Activities

Quarterly Combined Report

Employee Name:

Office: ACM- Los Angeles, CA

Period: QuarterlyCode of Ethics Report

Line Of Business: Aristotle Capital Management, LLC

Included belowisalistof donations youhave reportedtopolitical entities duringthisperiod

Included below is alist of donations you have reported to public officials duringthis period

Political Activities Attestation

As defined in the Firm's Code of Ethics, please indicate if you made any political contributions during the quarter.

I made a political contribution during the quarter

I havenot made anypolitical contributions during the quarter

Please provide commentary on any new political contributions.

Quarterly Code of Ethics Attestation

By completing the following Printed Electronic Signature, you are certifying that to the best of your knowledge, the above information is correct.

Additionally, you are certifying that you have complied with and will continue to comply with the requirements of the Code of Ethics and that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics. Moreover, you agree to promptlyreport to the Chief Compliance Officer or designee anyviolation or possible violation of the Code of Ethics of which you become aware. You understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

The following Printed Electronic Signature attestation will serve as certification for each entity listed below:

Aristotle Capital Management, LLC

Printed Electronic Signature

EXHIBIT E

Sample Form of Brokerage Letter

(For use when data feed is not available from the custodian)

[Date] [Broker Name] [Address]

Re: Account No.	Account Name

Dear [Broker Name],

As of [Date], please send to Aristotle Capital Management, LLC, a duplicate confirmation of each transaction in the above-named account and a duplicate monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

Aristotle Capital Management, LLC c/o 1330 St. Mary's Street

Suite 400

Raleigh, NC 27605

Attention: Chief Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Access Person]

cc: Chief Compliance Officer

EXHIBIT F

User Account	Requested Date Time	Status Pending Completion
SystemDocument Descriptor Code of Ethics Receipt	Submitted Date/Time	Version Status Current
Requested By	Due Date/Time

The due date for this form is listed on the certification request alert and your StarCompliance Homepage. Any technical questions should be sent to aristotle@fairviewinvest.com

CODE OF ETHICS RECEIPT

Code of Ethics Receipt

The below links provide access to the Code of Ethics ("Code"). Please select the link, open the document, and review the updated version of the Code. Once completed, please attest that you have read and understand theCode.

Please note, once you have clicked on the appropriate link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.

Aristotle Capital Management, LLC - Code of Ethics

Iherebyacknowledge receipt ofthe current Code, includinganyapplicable amendments. Iherebycertifythat I

Recently have read/re-read the Code (including any amendments thereto);

Understand the Code; and

Recognize that I am subject to its provisions.

I also herebycertifythat I have complied withand willcontinue to complywiththe requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptlyreport to the Chief Compliance Officer or designee anyviolation or possible violation of the Code of whichI become aware. I understand that violation of the Code willbe grounds for disciplinaryaction or dismissal and mayalso be a violation of federal and/or state securities laws.

Printed Electronic Signature

EXHIBIT G

Political Contribution Pre"clearance Request

DECLARE GIFT

## Contact Details

* Contact that gave the gift [Search]

## Gift Recipients

Employee

Other recipients [Search]

## Gift Details

* Approximate Value [ ] USD : US dollar

In total / Per Recipient

Total Gift Value 0.00 USD

Per Recipient 0.00 USD

Number of Recipients 1

* Gift Date

* Gift Type Other

* Description

Additional Details

## Additional Documentation

Please attach any additional documentaton (approvals, copy of receipts, emails, etc.)

No files selected

* Printed Name Electronic Signature

Cancel * Required Field Save Draft Create

EXHIBIT H

Gift Reporting Form

EXHIBIT I

Outside Activity Reporting Form